Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Achieves 10% Annual Revenue Growth for Fiscal 2017

--Company Reports Net Revenue of $44.7M

for Fiscal Year Ended June 30, 2017--

Irvine, Calif., August 23, 2017 – Lantronix, Inc. (NASDAQ: LTRX) a global provider of secure data access and management solutions for Internet of Things (IoT) assets, today reported results for the fourth quarter and fiscal year ended June 30, 2017.

Financial Highlights for Fiscal Year 2017

•	Net revenue of $44.7 million, an increase of 10% from fiscal year 2016
•	Gross profit margin of 52.7%, an improvement of 500 basis points from fiscal year 2016
•	GAAP net loss of $277,000, or $0.02 per share, compared with GAAP net loss of $2.0 million, or $0.13 per share in fiscal year 2016
•	Non-GAAP net income of $1.6 million, compared with non-GAAP net income of $238,000 in fiscal year 2016
•	Cash and cash equivalents grew to $8.1 million
•	IoT product revenue grew 10%
•	ITM product revenue grew 76%, primarily due to 100% growth in SLC 8000 sales
•	Sales in the Americas region grew 20%

Financial Highlights for Fourth Quarter of Fiscal 2017

•	Net revenue of $11.0 million, an increase of 5% from the fourth quarter of fiscal 2016
•	Gross profit margin of 51.3%, compared with 47.0% for the fourth quarter of fiscal 2016
•	GAAP net loss of $52,000, or $0.00 per share, compared with GAAP net loss of $247,000, or $0.02 per share for the fourth quarter of fiscal 2016
•	Non-GAAP net income of $388,000, the sixth consecutive quarter of non-GAAP profitability

Operational and Product Highlights for Fourth Fiscal Quarter

•	In May, the company announced the beta release of its MACH10™ IoT software platform
•	In May, the company joined the Industrial Internet Consortium (IIC), the world’s leading organization in transforming business and society by accelerating the Industrial Internet of Things
•	In June, the company announced additions to the SLC™ 8000 product family, including enhanced security and environmental monitoring features, as well as new fiber models
•	In July, Lantronix joined PTC’s Kepware® IoT Alliance Program
•	Last week, the company announced that its IoT products would be available globally through Digi-Key Electronics, a global electronic components distributor

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“In fiscal year 2017, we transitioned from a team focused on stabilization to one that is executing its long-term growth strategy,” said Jeffrey Benck, Lantronix president and CEO. “Reflecting on the year, we grew our business by 10% and generated $1.6 million of non-GAAP net income. I am also proud of the team for achieving our sixth straight quarter of non-GAAP profitability.”

Benck continued, “At the same time, we continued to make strategic investments to execute on our product roadmap and position Lantronix to move up the value chain in the industrial IoT market.”

Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time) to discuss its results for the fourth quarter and fiscal year ended June 30, 2017. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q4 FY 2017 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Daylight Time today at www.lantronix.com. A telephonic replay will also be available through August 30, 2017 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10111393.

Company to Present at 2017 Southern California Investor Conference on Thursday, August 24, 2017

Management will present at the 2017 Southern California Investor Conference at the Island Hotel in Newport Beach, California, on Thursday, August 24, 2017 at 9:00 a.m. Pacific Daylight Time. Investors can access a copy of the company’s investor presentation at www.lantronix.com/investors/. A live webcast of the company’s presentation will be available via http://psevents.net/002/00271/2017-scic/?contid=track2.

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About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial, environmental and government.

For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), (iv) income tax provision (benefit), and (v) severance and restructuring charges.

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Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

Director, Corporate Marketing and Investor Relations

investors@lantronix.com

949-614-5879

© 2017 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark, and MACH10 and SLC are trademarks, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

Unaudited Consolidated Balance Sheets

(In thousands, except share and par value data)

	June 30, 2017	June 30, 2016

Assets
Current Assets:
Cash and cash equivalents	$8,073	$5,962
Accounts receivable (net of allowance for doubtful accounts of $55 and $37 at June 30, 2017 and 2016, respectively)	3,432	3,164
Inventories, net	6,959	6,584
Contract manufacturers' receivable	476	369
Prepaid expenses and other current assets	440	580
Total current assets	19,380	16,659

Property and equipment, net	1,218	1,569
Goodwill	9,488	9,488
Other assets	46	63
Total assets	$30,132	$27,779

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$2,717	$2,721
Accrued payroll and related expenses	3,084	1,817
Warranty reserve	125	138
Other current liabilities	3,063	2,922
Total current liabilities	8,989	7,598
Long-term capital lease obligations	59	116
Other non-current liabilities	396	347
Total liabilities	9,444	8,061

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	–	–
Common stock, $0.0001 par value; 100,000,000 shares authorized; 17,808,696 and 17,253,799 shares issued and outstanding at June 30, 2017 and 2016, respectively	2	2
Additional paid-in capital	210,550	209,297
Accumulated deficit	(190,235)	(189,952)
Accumulated other comprehensive income	371	371
Total stockholders' equity	20,688	19,718
Total liabilities and stockholders' equity	$30,132	$27,779

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LANTRONIX, INC.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

Net revenue (1)	$11,044	$11,524	$10,515	$44,730	$40,592
Cost of revenue	5,374	5,126	5,571	21,150	21,214
Gross profit	5,670	6,398	4,944	23,580	19,378
Operating expenses:
Selling, general and administrative	3,674	4,414	3,388	15,803	14,396
Research and development	2,016	2,126	1,779	7,960	6,910
Total operating expenses	5,690	6,540	5,167	23,763	21,306
Loss from operations	(20)	(142)	(223)	(183)	(1,928)
Interest expense, net	(5)	(5)	(9)	(23)	(32)
Other income (expense), net	(6)	2	14	(3)	61
Loss before income taxes	(31)	(145)	(218)	(209)	(1,899)
Provision for income taxes	21	17	29	68	63
Net loss	$(52)	$(162)	$(247)	$(277)	$(1,962)

Net loss per share (basic and diluted)	$(0.00)	$(0.01)	$(0.02)	$(0.02)	$(0.13)

Weighted average shares (basic and diluted)	17,686	17,522	15,554	17,451	15,260

Net revenue from related parties	$–	$–	$–	$–	$113

(1) Includes net revenue from related parties

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LANTRONIX, INC.

Unaudited Reconciliation of Non-GAAP Adjustments

(In thousands)

	Three Months Ended			Years Ended
	June 30,	March 31,	June 30,	June 30,
	2017	2017	2016	2017	2016

GAAP net loss	$(52)	$(162)	$(247)	$(277)	$(1,962)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	12	12	11	48	63
Depreciation and amortization	84	87	84	344	477
Total adjustment to costs of revenue	96	99	95	392	540
Selling, general and administrative:
Share-based compensation	203	169	148	683	632
Employer portion of withholding taxes on stock grants	2	4	–	11	4
Depreciation and amortization	48	56	56	214	227
Total adjustments to selling, general and administrative	253	229	204	908	863
Research and development:
Share-based compensation	52	43	40	181	175
Employer portion of withholding taxes on stock grants	–	1	–	1	–
Depreciation and amortization	7	8	5	36	55
Total adjustments to research and development	59	52	45	218	230
Severance charges	–	–	–	–	286
Restructuring charges	–	246	–	246	247
Total non-GAAP adjustments to operating expenses	312	527	249	1,372	1,626
Interest expense, net	5	5	9	23	32
Other (income) expense, net	6	(2)	(14)	3	(61)
Provision for income taxes	21	17	29	68	63
Total Non-GAAP adjustments	440	646	368	1,858	2,200
Non-GAAP net income	$388	$484	$121	$1,581	$238

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LANTRONIX, INC.

Unaudited Net Revenues by Product Line and Region

(In thousands)

	Three Months Ended			Years Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
IoT	$8,700	$8,644	$8,029	$33,514	$30,568
IT Management	2,022	2,569	1,585	9,292	5,279
Other	322	311	901	1,924	4,745
	$11,044	$11,524	$10,515	$44,730	$40,592

	Three Months Ended			Years Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Americas	$5,595	$6,625	$5,305	$24,835	$20,643
EMEA	3,643	3,392	3,304	13,258	13,135
Asia Pacific Japan	1,806	1,507	1,906	6,637	6,814
	$11,044	$11,524	$10,515	$44,730	$40,592

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